AIXTRON SE

BNY MELLON

Letter of Transmittal to Tender American Depositary Shares (ADSs)

The Bank of New York Mellon (the "**ADS Tender Agent**") has been advised of a voluntary public takeover offer (the "**Takeover Offer**") by Grand Chip Investment GmbH, a limited liability company under the laws of Germany which is registered with the commercial register of the local court in Frankfurt am Main under HRB 104996 (the "**Bidder**"), to purchase all no-par value registered shares in AIXTRON SE ("**AIXTRON Shares**"), including those represented by American Depositary Shares (ISIN: US0096061041; CUSIP: 009606104) (the "**AIXTRON ADSs**"), at a purchase price of EUR 6.00 per AIXTRON Share, in cash (the "**Offer Consideration**"), without interest and less the amount of any fees, expenses and withholding taxes that may be applicable, upon the terms and conditions set forth in the Offer Document published on July 29, 2016 (the "**Offer Document**") and in this Letter of Transmittal. Accordingly, you may tender your AIXTRON ADS in the Takeover Offer with respect to the AIXTRON Shares represented by those AIXTRON ADSs and receive the Offer Consideration upon the terms and conditions set forth in the Offer Document. Each AIXTRON ADS represents one AIXTRON Share. For AIXTRON Shares represented by AIXTRON ADSs, the Offer Consideration will be converted into and paid out in U.S. dollars, as described Section 11.2.6 of the Offer Document.

Please refer to the Offer Document and, if you choose to accept the Takeover Offer, surrender your AIXTRON ADSs as required in the Offer Document and this Letter of Transmittal.

In order to participate in the Takeover Offer you must indicate below if you wish to tender all or some of your AIXTRON ADSs.

DESCRIPTION OF ADS TENDERED				
	ADS Tendered			
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s)) (Attach additional signed list if necessary)	Certificate Number(s)	Total Number of ADS Represented by Certificate(s)	Book Entry ADS Tendered	Total Number of ADS Tendered
[Affix Mailing Label]				

1 Signature: This form **must** be signed by the registered holder(s) exactly as their name(s) appears on the ADR certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. See Instruction 1 on the reverse side of this page.

X ____
Signature of ADS holder | Date | Daytime Telephone #

X ____
Signature of ADS holder | Date | Daytime Telephone #

Number of ADSs

PLACE AN ☒ IN ONE TENDER BOX ONLY

See Instruction numbers 2 and 3 on the reverse side of this form.

2 ☐ Tender All

or

3 ☐ Partial Tender

WHOLE ADSs ● FRACTIONS

Please complete the back if you would like to transfer ownership or request special mailing.

☐ **CHECK HERE IF ADR CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN, OR DESTROYED. SEE INSTRUCTION 6.**

Instructions for Completing this Letter of Transmittal and tendering your AIXTRON ADSs

Delivery of this Letter of Transmittal: This Letter of Transmittal must be mailed or delivered by overnight courier to the ADS Tender Agent. The method of delivery to the ADS Tender Agent at one of the addresses listed below is at the option and risk of the surrendering AIXTRON ADS holder. **Overnight courier is recommended**. Delivery will be deemed effective only when received by the ADS Tender Agent. For your convenience, a return envelope is enclosed.

Authorization and Registration: The signer(s) will, upon request, execute and deliver any additional documents reasonably deemed by the ADS Tender Agent to be appropriate or necessary to complete the tender. The signer(s) hereby irrevocably appoints the ADS Tender Agent as lawful agent and attorney in-fact of the signer(s) to effect the tender (such power of attorney being deemed coupled with an interest), including with respect to all the matters set forth Section 11.2.2(v)(c) of the Offer Document.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the signer(s) and shall not be affected by, and shall survive, the death and incapacity of the signer(s). The signer(s) understands that tender will not be deemed to have been made in acceptable form until receipt by the ADS Tender Agent of this Letter of Transmittal or a facsimile hereof, duly completed and manually signed and all accompanying evidences of authority. The signer(s) agrees that all questions as to validity, form and eligibility of any tender of AIXTRON ADSs hereunder will be determined by the Bidder and that such determination will be final and binding. The signer(s) acknowledges that until the Bidder accepts the tendered AIXTRON Shares represented by the AIXTRON ADSs, the signer(s) will not receive any cash in exchange for the ADSs. The signer(s) further agrees that no interest will accrue on the cash payment.

Form W-9: Under U.S. Federal Income Tax law, a holder is required to provide the ADS Tender Agent with such holder's correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. **Failure to provide the information on the form may subject you to backup withholding on any reportable payment.** *If you are not a U.S. person seeking to qualify as an exempt recipient not subject to backup withholdings, you must complete and submit a Form W-8BEN or other appropriate Form W-8 (which may be obtained from the website of the U.S. Internal Revenue Service at http://www.irs.gov) to the ADS Tender Agent.*

4 Special Issuance Instructions Please see Instruction number 4 below.		**5 Special Delivery Instructions** Please see Instruction number 5 below.
If you want your ADR certificates and/or check for cash to be issued in **another name**, fill in this section with the information for the <u>new</u> account/payee name.	**Signature Guarantee Medallion**	Fill in ONLY if you want your ADR certificates and/or check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal.
Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)
Address/Name	(Name of Guarantor - Please Print)	Address (Number and Street)
Address (Number and Street)	(Address of Guarantor Firm)	(City State & Zip Code)
(City, State & Zip Code)		

INSTRUCTIONS FOR COMPLETING THIS LETTER OF TRANSMITTAL

1 Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1. After completing all other applicable sections, return this Letter of Transmittal and <u>your original ADR certificates</u> in the enclosed envelope. The method of delivery of any documents, including ADR certificates, is at the election and risk of the tendering ADS holder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

2 If you are tendering all your AIXTRON ADSs for cash, please check this box only.

3 If you are tendering some of your AIXTRON ADSs for cash, please check the box, indicate the number of AIXTRON ADSs you wish to tender and receive in cash.

4 If you want your ADR certificates and/or check for cash to be issued in another name, fill in Box 4. Signature(s) in Box 4 must be guaranteed by an Eligible Institution (as defined in the Offer Document). See Section 11.2.2 of the Offer Document.

5 Complete Box 5 only if your ADR certificates and/or check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.

6 *Mutilated, Lost, Stolen or Destroyed Certificates*. If any ADS certificate has been mutilated, lost, stolen or destroyed, the AIXTRON ADS holder should promptly call the Depositary at 1-866-300-4353. The AIXTRON ADS holder will then be instructed by the Depositary as to the steps that must be taken to replace the ADR certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

Return this completed and signed Letter of Transmittal to the ADS Tender Agent at one of the addresses below. Overnight courier is recommended.

By Mail:
The Bank of New York Mellon
Voluntary Corporate Actions Suite V
P.O. Box 43031
Providence, RI 02940-3031

By Overnight Delivery:
The Bank of New York Mellon
Voluntary Corporate Actions Suite V
250 Royall Street
Canton, MA 02021

For Assistance, please contact the U.S. Information Agent:
D.F. King & Co., Inc.
48 Wall Street, New York, NY 10005
AIXG@dfking.com
1 (877) 478-5043 (toll-free in the United States)